Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-203384 and 333-226490) and in Registration Statements on Form F-3 (No. 333-211065 and No. 333-225789), of our report dated March 28, 2019, relating to the financial statements of Check-Cap Ltd. (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2018.

/s/ Brightman Almagor Zohar & Co.
_______________________________
Brightman Almagor Zohar & Co.
Certified Public Accountants
 A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
 March 28, 2019